                                                                    EXHIBIT 2.10


                          REAL ESTATE MATTERS AGREEMENT


                                     BETWEEN


                                  ADAPTEC, INC.


                                       AND


                                   ROXIO, INC.


                                   MAY 5, 2001

                                TABLE OF CONTENTS

                                                                                  PAGE
ARTICLE I PROPERTY..................................................................1

     Section 1.1    Leased Property.................................................1
     Section 1.2    Shared Properties...............................................1
     Section 1.3    Building 5......................................................2
     Section 1.4    Obtaining the Lease Consents....................................2
     Section 1.5    Occupation by Roxio.............................................3
     Section 1.6    Obligation to Complete..........................................4
     Section 1.7    Form of Transfer................................................5
     Section 1.8    Casualty; Lease Termination.....................................6
     Section 1.9    Tenant's Fixtures and Fittings..................................6
     Section 1.10   Adjustments.....................................................6
     Section 1.11   Costs...........................................................6

ARTICLE II MISCELLANEOUS............................................................6

     Section 2.1    Limitation of Liability.........................................6
     Section 2.2    Entire Agreement................................................7
     Section 2.3    Governing Law...................................................7
     Section 2.4    Termination.....................................................7
     Section 2.5    Notices.........................................................7
     Section 2.6    Counterparts....................................................7
     Section 2.7    Binding Effect; Assignment......................................8
     Section 2.8    Severability....................................................8
     Section 2.9    Failure or Indulgence Not Waiver; Remedies Cumulative...........8
     Section 2.10   Amendment.......................................................8
     Section 2.11   Authority.......................................................8
     Section 2.12   Interpretation..................................................9
     Section 2.13   Disputes........................................................9

ARTICLE III DEFINITIONS............................................................10

                          REAL ESTATE MATTERS AGREEMENT

         This Real Estate Matters Agreement (this "AGREEMENT") is entered into on May 5, 2001 between Adaptec, Inc., a Delaware corporation ("ADAPTEC"), and Roxio, Inc., a Delaware corporation ("ROXIO"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Separation Agreement (as defined below).

                                    RECITALS

         WHEREAS, Adaptec has transferred or will transfer to Roxio effective as of the Separation Date, substantially all of the business and assets of the Roxio Business owned by Adaptec in accordance with the First Amended and Restated Master Separation and Distribution Agreement dated as of February 28, 2001 between Adaptec and Roxio (the "SEPARATION AGREEMENT").

         WHEREAS, the parties desire to set forth certain agreements regarding real estate matters.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:


                                    ARTICLE I

                                    PROPERTY

         SECTION 1.1 LEASED PROPERTY

         Adaptec shall assign or cause its applicable Subsidiary to assign, and Roxio shall accept and assume, or cause its applicable Subsidiary to accept and assume, Adaptec's or its Subsidiary's interest in the Leased Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such assignment shall be completed on the later of: (i) the Separation Date; and (ii) the earlier of (A) the fifth (5th) business day after the relevant Lease Consent has been granted and (B) the date agreed upon by the parties in accordance with Section 1.6(a) below.

         SECTION 1.2 SHARED PROPERTIES

         Adaptec shall grant or cause its applicable Subsidiary to grant to Roxio or its applicable Subsidiary a license to occupy those parts of the Shared Properties identified in Section B of Schedule 1 of this Agreement currently occupied by Roxio or its applicable Subsidiary and Roxio shall accept or cause its applicable Subsidiary to accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such license shall be completed on the Separation Date.

         SECTION 1.3 BUILDING 5

         Adaptec shall grant to Roxio a lease of those portions of Building 5 identified in Section C of Schedule 1 of this Agreement and Roxio shall accept the same, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such lease shall be completed on the Separation Date.

         SECTION 1.4 OBTAINING THE LEASE CONSENTS

         (a) Adaptec confirms that, with respect to each Leased Property, an application has been made or will be made by the Separation Date to the relevant Landlord for the Lease Consents required with respect to the transactions contemplated by this Agreement.

         (b) Adaptec will use its reasonable commercial efforts to obtain the Lease Consents as to each Leased Property, but Adaptec shall not be required to commence judicial proceedings for a declaration that a Lease Consent has been unreasonably withheld or delayed, nor shall Adaptec be required to pay any consideration in excess of that required by the Relevant Lease or that which is typical in the open market to obtain the relevant Lease Consent. Roxio shall cooperate as reasonably requested by Adaptec to obtain the Lease Consents.

         (c) Roxio and Adaptec will promptly satisfy or cause their applicable Subsidiaries to satisfy the lawful requirements of the Landlord, and Roxio will take or cause its applicable Subsidiary to take all steps to assist Adaptec in obtaining the Lease Consents as to each Leased Property, including, without limitation:

                  (i) if properly required by the Landlord, entering into an agreement with the relevant Landlord to observe and perform the tenant's obligations contained in the Relevant Lease throughout the remainder of the term of the Relevant Lease, subject to any statutory limitations of such liability;

                  (ii) if properly required by the Landlord, providing a guarantee, surety or other security (including, without limitation, a security deposit) for the obligations of Roxio or its applicable Subsidiary as tenant under the Relevant Lease, and otherwise taking all steps which are reasonably necessary and which Roxio or its applicable Subsidiary is reasonably capable of doing to meet the lawful requirements of the Landlord so as to ensure that the Lease Consents are obtained; and

                  (iii) using all reasonable commercial efforts to assist Adaptec with obtaining the Landlord's consent to the release of any guarantee, surety or other security which Adaptec or its Subsidiary may have previously provided to the Landlord and, if required, offering the same or equivalent security to the Landlord in order to obtain such release.

Notwithstanding the foregoing, (1) except with respect to guarantees, sureties or other security referenced in Section 1.4(c)(ii) above, Roxio shall not be required to obtain a release of any obligation entered into by Adaptec or its Subsidiary with any Landlord or other third party with respect to any Property and (2) Roxio shall not communicate or permit its applicable Subsidiary to communicate directly with any of the Landlords unless Roxio can show Adaptec reasonable grounds for doing so.

         (d) If, with respect to any Leased Properties, Adaptec and Roxio are unable to obtain a release by the Landlord of any guarantee, surety or other security which Adaptec or its Subsidiary has previously provided to the Landlord, Roxio shall indemnify, defend, protect and hold harmless Adaptec and its Subsidiary from and after the Separation Date against all losses, costs, claims, damages, or liabilities incurred by Adaptec or its Subsidiary as a result of Roxio's occupancy of the Leased Property with respect to such guarantee, surety or other security.

         SECTION 1.5 OCCUPATION BY ROXIO

         (a) Subject to compliance with Section 1.5(b) below, in the event that the Actual Completion Date for any Leased Property does not occur on the Separation Date, Roxio or its applicable Subsidiary shall, commencing on the Separation Date, be entitled to occupy the relevant Property as a licensee upon the terms and conditions contained in Adaptec's Lease. Such license shall not be revocable prior to the date for completion as provided in Section 1.1(a) unless an enforcement action or forfeiture by the relevant Landlord due to Roxio or its applicable Subsidiary's occupation of the Property constituting a breach of Adaptec's Lease cannot, in the reasonable opinion of Adaptec, be avoided other than by requiring Roxio or its applicable Subsidiary to immediately vacate the relevant Property, in which case Adaptec may by notice to Roxio immediately require Roxio or its applicable Subsidiary to vacate the relevant Property. Roxio will be responsible for all costs, expenses and liabilities incurred by Adaptec or its applicable Subsidiary as a consequence of such occupation, except for any losses, claims, costs, demands and liabilities incurred by Adaptec or its Subsidiary as a result of any enforcement action taken by the Landlord against Adaptec or its Subsidiary with respect to any breach by Adaptec or its Subsidiary of the Relevant Lease in permitting Roxio or its applicable Subsidiary to so occupy the Property without obtaining the required Lease Consent, for which Adaptec or its Subsidiary shall be solely responsible. Neither Roxio nor its applicable Subsidiary shall be entitled to make any claim or demand against, or obtain reimbursement from, Adaptec or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Roxio or its applicable Subsidiary as a consequence of being obliged to vacate the Property or in obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Roxio or its applicable Subsidiary.

         (b) In the event that the Actual Completion Date for any Leased Property does not occur on the Separation Date, whether or not Roxio or its applicable Subsidiary occupies a Property as licensee as provided in Section 1.5(a) above, Roxio shall, effective as of the Separation Date, (i) pay or cause its applicable Subsidiary to pay Adaptec all rents, service charges, insurance premiums and other sums payable by Adaptec or its applicable Subsidiary under any Relevant Lease, (ii) observe or cause its applicable Subsidiary to observe the tenant's covenants, obligations and conditions contained in Adaptec's Lease and (iii) indemnify, defend, protect and hold harmless Adaptec and its applicable Subsidiary from and against all losses, costs, claims, damages and liabilities arising on account of any breach thereof by Roxio or its applicable Subsidiary.

         (c) Adaptec shall supply promptly to Roxio copies of all invoices, demands, notices and other communications received by Adaptec or its applicable Subsidiaries or agents in connection with any of the matters for which Roxio or its applicable Subsidiary may be liable to make any payment or perform any obligation pursuant to Section 1.5(a) or (b), and shall, at Roxio's cost, take any steps and pass on any objections which Roxio or its applicable Subsidiary may have in connection with any such matters. Roxio shall promptly supply to Adaptec any notices, demands, invoices and other communications received by Roxio or its applicable Subsidiary or agents from any Landlord while Roxio or its applicable Subsidiary occupies any Property without the relevant Lease Consent.

         SECTION 1.6 OBLIGATION TO COMPLETE

         (a) If, with respect to any Leased Property, at any time the relevant Lease Consent is formally and unconditionally refused in writing, Adaptec and Roxio shall commence good faith negotiations and use commercially reasonable efforts to determine how to allocate the applicable Property, based on the relative importance of the applicable Property to the operations of each party, the size of the applicable Property, the number of employees of each party at the applicable Property and the potential risk and liability to each party in the event an enforcement action is brought by the applicable Landlord. Such commercially reasonable efforts shall include consideration of alternate structures to accommodate the needs of both parties and the allocation of the costs thereof, including entering into amendments of the size, term or other terms of the Relevant Lease, restructuring a proposed lease assignment to be a sublease and relocating one party. If the parties are unable to agree upon an allocation of the Property within fifteen (15) days after commencement of negotiations between the parties as described above, then either party may, by delivering written notice to the other, require that the matter be referred to the Chief Financial Officers of both parties. In such event, the Chief Financial Officers shall use commercially reasonable efforts to determine the allocation of the Property, including having a meeting or telephone conference within ten
(10) days thereafter. If the parties are unable to agree upon the allocation of an applicable Property within fifteen (15) days after the matter is referred to the Chief Financial Officers of the parties as described above, the disposition of the applicable Property and the risks associated therewith shall be allocated between the parties as set forth in subparts (b) and (c) of this section below.

         (b) If, with respect to any Leased Property, the parties are unable to agree upon the allocation of a Property as set forth in Section 1.6(a), Adaptec may by written notice to Roxio elect to apply to the relevant Landlord for consent to sublease all of the relevant Property to Roxio or its applicable Subsidiary for the remainder of the Relevant Lease term less three (3) days at a rent equal to the rent from time to time under the Relevant Lease, but otherwise on substantially the same terms and conditions as the Relevant Lease. If Adaptec makes such an election, until such time as the relevant Lease Consent is obtained and a sublease is completed, the provisions of Section 1.5 will apply and, on the grant of the Lease Consent required to sublease the Leased Property in question, Adaptec shall sublease or cause its applicable Subsidiary to sublease to Roxio or its applicable Subsidiary the relevant Property which sublease shall be for the term and rent set forth in the Relevant Lease and otherwise on the terms of the Relevant Lease.

         (c) If the parties are unable to agree upon the allocation of a Property as set forth in Section 1.6(a) and Adaptec does not make an election pursuant to Section 1.6(b) above, Adaptec may elect by written notice to Roxio to require Roxio or its applicable Subsidiary to vacate the relevant

Property immediately or by such other date as may be specified in the notice served by Adaptec (the "NOTICE DATE"), in which case Roxio shall vacate or cause its applicable Subsidiary to vacate the relevant Property on the Notice Date but shall indemnify Adaptec and its applicable Subsidiary from and against all costs, claims, losses, liabilities and damages in relation to the relevant Property arising from and including the Separation Date to and including the later of the Notice Date and date on which Roxio or its applicable Subsidiary vacates the relevant Property, except for any costs, losses, damages, claims and liabilities incurred by Adaptec or its Subsidiary with respect to any enforcement action taken by the Landlord against Adaptec or its Subsidiary with respect to any breach by Adaptec or its Subsidiary of the Relevant Lease in permitting Roxio or its applicable Subsidiary to so occupy the Property without obtaining the required Lease Consent. Neither Roxio nor its applicable Subsidiary shall be entitled to make any claim or demand against or obtain reimbursement from Adaptec or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Roxio or its applicable Subsidiary as a consequence of being obliged to vacate the Property or obtaining alternative premises, including, without limitation, any enforcement action which a Landlord may take against Roxio or its applicable Subsidiary.

         SECTION 1.7 FORM OF TRANSFER

         (a) The assignment to Roxio or its applicable Subsidiary of each relevant Leased Property shall be in substantially the form attached in Schedule 2, with such amendments which in the reasonable opinion of Adaptec are necessary with respect to a particular Property, including, without limitation, in all cases where a relevant Landlord has required a guarantor or surety to guarantee the obligations of Roxio or its applicable Subsidiary contained in the relevant Lease Consent or any other document which Roxio or its applicable Subsidiary is required to complete, the giving of such guarantee by a guarantor or surety, and the giving by Roxio or its applicable Subsidiary and any guarantor or surety of Roxio or its applicable Subsidiary's obligations of direct obligations to Adaptec or third parties where required under the terms of any of the Lease Consent or any covenant, condition, restriction, easement, lease or other encumbrance to which the Property is subject. Such amendments shall be submitted to Roxio for approval, which approval shall not be unreasonably withheld or delayed.

         (b) The licenses to be granted by Adaptec or its applicable Subsidiary to Roxio or its applicable Subsidiary, with respect to the Shared Properties shall be at the rental rates and terms set forth in Section B of Schedule 1 hereof. The license shall be substantially in the form of the License Form attached hereto as Schedule 3, with such amendments as are, in the reasonable opinion of Adaptec, necessary with respect to a particular Property. Such amendments shall be submitted to Roxio for approval, which approval shall not be unreasonably withheld.

         (c) The lease to be granted to Roxio with respect to Building 5 shall be at a monthly rental rate per rentable square foot, full service gross, of (i) $2.61 for the first year of the term, (ii) $2.69 for the second year of the term, (iii) $2.77 for the third year of the term, (iv) $2.85 for the fourth year of the term and (v) $2.93 for the fifth year of the term, and be for a five (5) year term commencing on the Separation Date. The lease shall commence in accordance with the schedule set forth in Section C of Schedule 1 hereof. Such lease shall be substantially in the form of the lease form attached hereto as
Schedule 4 and shall include such amendments which in the reasonable opinion of Adaptec are necessary with respect to a particular Property. Such amendments shall be submitted to

Roxio for approval, which approval shall not be unreasonably withheld or delayed. In connection with such lease, Adaptac shall grant to Roxio a revocable license to use the cafeteria and fitness center in the complex containing Building 5 in the form attached hereto as Schedule 5.

         SECTION 1.8 CASUALTY; LEASE TERMINATION

         The parties hereto shall grant and accept assignments, leases or licenses of the Properties as described in this Agreement, regardless of any casualty damage or other change in the condition of the Properties. In addition, subject to Adaptec's obligations in Section 5.5 of the Separation Agreement, in the event that Adaptec's Lease with respect to a Leased Property or a Shared Property is terminated prior to the Separation Date, (a) Adaptec or its applicable Subsidiary shall not be required to assign or license such Property,
(b) Roxio or its applicable Subsidiary shall not be required to accept an assignment or license of such Property and (c) neither party shall have any further liability with respect to such Property hereunder.

         SECTION 1.9 TENANT'S FIXTURES AND FITTINGS

         The provisions of the Separation Agreement and the other Ancillary Agreements shall apply to any trade fixtures and personal property located at each Property. The licenses as to the Shared Properties shall include the rental of the furniture at such Properties.

         SECTION 1.10 ADJUSTMENTS

         Adaptec and Roxio each acknowledge and agree that Additional Properties may be acquired by Adaptec prior to the Separation Date. Such Additional Properties shall be treated hereunder as Leased Properties or Shared Properties by mutual agreement of the parties based on whether the Additional Property was acquired by or for the Roxio Business or Adaptec's other businesses. In the event that the parties are unable to agree by the Separation Date as to how any Additional Property is to be treated, the matter shall be determined in accordance with the procedure set forth in Section 1.6(a) above. Following agreement or determination with respect to the Additional Properties, the parties shall enter into and complete all such documents as may be required to give effect to such agreement or determination as provided herein.

         SECTION 1.11 COSTS

         Adaptec shall pay all reasonable costs and expenses incurred in connection with obtaining the Lease Consents, including, without limitation, Landlord's consent fees and attorneys' fees and any costs and expenses relating to re-negotiation of Adaptec's Leases.

                                   ARTICLE II

                                  MISCELLANEOUS

         SECTION 2.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY MEMBER OF THE ADAPTEC GROUP OR ROXIO GROUP BE LIABLE TO ANY OTHER MEMBER OF THE ADAPTEC GROUP OR ROXIO GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT,

INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THE INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

         SECTION 2.2 ENTIRE AGREEMENT. This Agreement, the Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

         SECTION 2.3 GOVERNING LAW. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of California as to all matters regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

         SECTION 2.4 TERMINATION. This Agreement, the Separation Agreement and all Ancillary Agreements may be terminated and the Distribution abandoned at any time prior to the Separation Date by and in the sole discretion of Adaptec without the approval of Roxio. This Agreement may be terminated at any time after the Separation Date and before the Distribution Date by mutual consent of Adaptec and Roxio. In the event of termination pursuant to this Section, no party shall have any liability of any kind to the other party.

         SECTION 2.5 NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of, in the case of Adaptec, General Counsel or, in the case of Roxio, its Chief Executive Officer, at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

         SECTION 2.6 COUNTERPARTS. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         SECTION 2.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any party hereto. This Agreement may be enforced separately by each member of the Adaptec Group and each member of the Roxio Group.

         SECTION 2.8 SEVERABILITY. If any term or other provision of this Agreement or the Schedules or Exhibits attached hereto is determined by a non-appealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

         SECTION 2.9 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 2.10 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

         SECTION 2.11 AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

         SECTION 2.12 INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         SECTION 2.13 DISPUTES. Any Disputes that arise under this Agreement shall be resolved in accordance with the provisions of Section 5.7 of the Separation Agreement.


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

                                   ARTICLE III

                                   DEFINITIONS

         The following terms, as used herein, shall have the following meanings:

ACTUAL COMPLETION DATE means, with respect to each Property, the date upon which completion of the assignment or lease of that Property actually takes place.

ADAPTEC'S LEASE means, in relation to each Property, the lease(s) or sublease(s) or license(s) under which Adaptec or its applicable Subsidiary holds such Property and any other supplemental document completed prior to the Actual Completion Date.

ADDITIONAL PROPERTIES means any leased properties acquired by Adaptec after the date of the Separation Agreement and before the Separation Date.

BUILDING 5 means that certain building located on Adaptec's campus at Milpitas, California, known as Building 5, with a street address of 461 South Milpitas Boulevard, Milpitas, California, as set forth in Section C of Schedule 1 of this Agreement.

LANDLORD means the landlord under Adaptec's Lease, and its successors and assigns, and includes the holder of any other interest which is superior to the interest of the landlord under Adaptec's Lease.

LEASE CONSENTS means all consents, waivers or amendments required from the Landlord or other third parties under the Relevant Leases to assign the Relevant Leases to Roxio or its applicable Subsidiary.

LEASED PROPERTIES means those Properties in Section A of Schedule 1 of this Agreement.

LICENSE FORM means the form license attached hereto as Schedule 3.

PROPERTY means the Leased Properties, the Shared Properties and Building 5.

RELEVANT LEASES means those of Adaptec's Leases with respect to which the Landlord's consent is required for assignment or sublease to a third party or which prohibit assignments or subleases.

SHARED PROPERTIES means those Properties listed in Section B of Schedule 1 of this Agreement.


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

         IN WITNESS WHEREOF, each of the parties has caused this Real Estate Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

ADAPTEC, INC.                              ROXIO, INC.


By: /s/ Robert N. Stephens                 By: /s/ Wm. Christopher Gorog
   -------------------------------            ----------------------------------

Name: Robert N. Stephens                   Name: Wm. Christopher Gorog
      ----------------------------               -------------------------------

Title: President, Chief Executive          Title: President and Chief Executive
       Officer                                    Officer
      ----------------------------               -------------------------------







                [SIGNATURE PAGE TO REAL ESTATE MATTERS AGREEMENT]